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                                                                    Exhibit 10.7


                       JEFF SPETALNICK - CYBER-CARE, INC.
                              ASSIGNMENT AGREEMENT
                                 "CYBERCARE.NET"


      This Agreement is effective as of April 28, 2001 ("Effective Date") by and between:

      JEFF SPETALNICK, having a principal place of residence located at 666 5TH Avenue, Suite 4200, New York, NY 10103; and

      CYBER-CARE, INC., ("Cyber-Care"), a corporation organized and existing under the laws of the State of Florida with its principal place of business located at 2500 Quantum Lakes Drive, Suite 1000, Boynton Beach, Florida 33426.

      WHEREAS, Jeff Spetalnick is the owner of the domain name "CYBERCARE.NET" and any trademark rights and goodwill appurtenant thereto; and

      WHEREAS, Cyber-Care desires to obtain an assignment of the domain name "CYBERCARE.NET" and any trademark rights and goodwill appurtenant thereto;

      NOW THEREFORE, for and in consideration of the following promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

GRANT.

      Jeff Spetalnick hereby, without limitation, sells and assigns to Cyber-Care, its successor(s), assign(s), and licensee(s), Jeff Spetalnick's entire right, title, and interest in the domain name "CYBERCARE.NET", and Jeff Spetalnick's entire right, title, and interest in any trademark rights and the goodwill appurtenant thereto. Jeff Spetalnick hereby assigns "CYBERCARE.NET" free of all liens, encumbrances, and any other adverse third party claims or rights to "CYBERCARE.NET", "CYBERCARE.NET" to be held and enjoyed by Cyber-Care, its successor(s), assign(s), and licensee(s) as fully and entirely as the same would have been held and enjoyed by Jeff Spetalnick had this agreement and sale not been made.

PAYMENT.

      1. Cyber-Care agrees to pay and will pay to Jeff Spetalnick shares of Cyber-Care, Inc. stock ("CYBR") equating in value to seven thousand, eight hundred and one U.S. dollars ($7,801) as compensation for the rights, title, and interest conveyed to Cyber-Care herein.


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      2.  The payment due herein shall be paid to:
            Jeff Spetalnick
            666 5th Avenue, Suite 4200
            New York, N.Y., 10103
            United States

      3. Payment will be made to Jeff Spetalnick within three weeks of the completion of the transfer of "CYBERCARE.NET" to Cyber-Care by Jeff Spetalnick.

      4. Jeff Spetalnick agrees to pay and will pay to Internic one hundred percent (100%) of the cost of one hundred ninety-nine dollars ($199.00) for expediting the transfer of "CYBER-CARE.NET" to Cyber-Care.

REPRESENTATIONS AND WARRANTIES.

      JEFF SPETALNICK REPRESENTS AND WARRANTS:

      1. THAT JEFF SPETALNICK IS THE SOLE OWNER OF "CYBERCARE.NET" AND HAS THE POWER, RIGHT AND AUTHORITY TO ENTER INTO AND PERFORM THE OBLIGATIONS UNDER THIS AGREEMENT; AND

      2. THAT THERE ARE NO CLAIMS OR THREATS AGAINST THE OWNERSHIP OF "CYBERCARE.NET".

TERMINATION.

      Upon breach of any of the terms herein, Jeff Spetalnick agrees to return and will return all of the seven thousand, eight hundred and one U.S. dollars ($7,801) worth of Cyber-Care, Inc. shares transferred herein, without effect on the transfer of ownership rights to Cyber-Care, Inc.

IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed on the Effective Date.

                                            CYBER-CARE, INC.


/s/ JEFF SPETALNICK                         /s/ MICHAEL MORRELL
------------------------------------        ------------------------------------
Jeff Spetalnick                             Michael Morrell CEO



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